UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

April 12, 2016

Internap Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-31989 (Commission File Number)	91-2145721 (IRS Employer Identification Number

One Ravinia Drive, Suite 1300, Atlanta, Georgia (Address of Principal Executive Offices)	30346 (Zip Code)

Registrant’s telephone number, including area code: (404) 302-9700

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Securities Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Securities Act (17 CFR 240.13e-2(c))

Item 1.01           Entry into a Material Definitive Agreement.

Second Amendment to Credit Agreement

As of April 12, 2016, Internap Corporation (the “Company”), certain lenders and Jefferies Finance LLC, as Administrative Agent (the “Administrative Agent”) entered into a Second Amendment (the “Second Amendment”) to the Credit Agreement dated as of November 26, 2013 among the Company, the lenders parties thereto (the “Lenders”) and the Administrative Agent, as previously amended by a First Amendment dated as of October 30, 2015 (the “Credit Agreement”).

The Second Amendment, a copy of which is attached as Exhibit 10.1 to this Form 8-K, includes several amendments to the existing terms of the Credit Agreement, including, among other things, the following: First, the Second Amendment amends the Credit Agreement to allow the divestiture of up to $65 million of non-strategic assets over the term of the loan, the aggregate net sale proceeds of which must be used to pay down any outstanding term loan. Second, the Second Amendment makes each of the interest coverage ratio and leverage ratio covenants less restrictive. Third, the Second Amendment reduces the permitted amount of capital expenditures. Fourth, the Second Amendment increases the applicable margin for revolving and term loans by 1.0%. Lastly, the Second Amendment extends the “soft call” protection for 12 months after the date of the Second Amendment, which requires the Company to pay a prepayment premium of 1% in the event that the Company voluntarily prepays or re-prices the Credit Agreement indebtedness within the first 12 months after the date of the Second Amendment. The “soft call” protection does not apply in the event of repayment in connection with a change in control or other significant transaction.

A one-time aggregate fee of approximately $1.7 million will be paid by the Company to the lenders who are parties to the Second Amendment.

The Company and its subsidiaries from time to time have had, and may continue to have, various commercial, lending or other relationships with the Lenders and the Lenders’ respective affiliates.

Item 9.01           Financial Statements and Exhibits.

(d)	Exhibits

The following exhibit is furnished with this Current Report on Form 8-K:

Exhibit No.	Description

10.1	Second Amendment to Credit Agreement entered into as of April 12, 2016 among Internap Corporation, each of the Lenders party thereto and Jefferies Finance LLC, as Administrative Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNAP CORPORATION

Date: April 12, 2016	By:	/s/ Kevin M. Dotts
Kevin M. Dotts
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Second Amendment to Credit Agreement entered into as of April 12, 2016 among Internap Corporation, each of the Lenders party thereto and Jefferies Finance LLC, as Administrative Agent.